Exhibit 24.1

                                POWER OF ATTORNEY

     The undersigned Officers and Trustees of Health and Retirement Properties Trust hereby severally constitute David J. Hegarty, Ajay Saini, Gerard M. Martin and Barry M. Portnoy, and each of them, to sign for us and in our names in the capacities indicated below, the Annual Report on Form 10-K herewith filed with the Securities and Exchange Commission, and any and all amendments thereto, hereby ratifying and confirming our signatures as they may be signed by our said attorneys to the Annual Report on Form 10-K and any and all amendments to the Annual Report on Form 10-K.

     Witness our hands and seals on the dates set forth below.


Signature                           Title                      Date
---------                           -----                      ----

/s/David J. Hegarty             President and Chief        March 29, 1996
David J. Hegarty                Operating Officer



/s/Ajay Saini                   Treasurer and              March 29, 1996
Ajay Saini                      Financial Officer



/s/Bruce M. Gans, M.D.          Trustee                    March 27, 1996
Bruce M. Gans, M.D.



/s/Justinian Manning, C.P.      Trustee                    March 27, 1996
Rev. Justinian Manning,
C.P.


                                Trustee                    March 29, 1996
Ralph J. Watts



                                Trustee                    March 29, 1996
Gerard M. Martin



/s/ Barry M. Portnoy            Trustee                    March 29, 1996
Barry M. Portnoy